EXHIBIT 10.3

GENERAL RELEASE

I, Robert J. Lackman, in consideration of and subject to the performance by The Hillman Companies, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), of its obligations under the Employment Agreement, dated as of September __, 2010, (the “Agreement”), do hereby release and forever discharge as of the date hereof Holdings (as defined below), the Company or any of their respective affiliates and all present and former directors, managers, officers, agents, representatives, employees, attorneys, affiliated or unaffiliated benefit plans and affiliated investment funds of Holdings, the Company and any of their respective affiliates and the direct or indirect owners of Holdings, the Company and any of their respective affiliates, and each of the foregoing persons successors and assigns and all persons acting by, through, under, or in concert with any such person, in their individual, corporate and official capacities (collectively, the “Released Parties”) to the extent provided below.

1.
I understand that any payments or benefits paid or granted to me under Section 4(d) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive the payments and benefits specified in Section 4(d)  of the Agreement unless I (X) execute this General Release within the twenty-one (21) day period following my receipt of this General Release and do not thereafter revoke it prior to the expiration of the Revocation Period (as defined below), (Y) continue to comply with the terms of this General Release, and (Z) continue to comply with the covenants set forth in the Agreement that survive the termination of my employment (including the restrictive covenants set forth in Section 7 of the Agreement).  I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.  For the avoidance of doubt, the payments and benefits specified in Section 4(d) of the Agreement to which I shall be entitled (subject to my continued compliance with the terms of this General Release and the covenants set forth in the Agreement that survive the termination of my employment (including the restrictive covenants set forth in Section 7 of the Agreement)) following my execution of this General Release, without revocation during the Revocation Period, are limited to the following based on the Company’s termination of my employment without cause and with my last day of employment being no later than February 27, 2015:

(a) a consulting payment in the amount of $50,000 payable within ninety (90) days following my last day of employment, provided that I have cooperated with the Company, in the Company’s opinion, on post-termination transition issues;

(b) a severance payment equivalent to my base salary in the gross amount of $300,000.00, less applicable payroll deductions, payable during a one year period by continuation of regular payroll compensation payments beginning with the first regular payroll period no less than ten (10) days following my last day of employment;

(c) a Termination Bonus Amount (as defined in the Agreement) in the gross amount of $47,537.67, less applicable payroll deductions, payable in a lump sum in the year following the date of termination at the same time that annual bonuses are paid to other senior executives of the Company;

(d) the Prorated Bonus (as defined in the Agreement).  I acknowledge and agree that I am not entitled to any other or additional bonus amount (except for the Termination Bonus Amount and the Prorated Bonus) with respect to the Employment Period or thereafter;

(e) the Accrued Payments (as defined in the Agreement);

(f) health continuation coverage during the period beginning on the date of the termination and ending twelve months thereafter, at the Company’s expense.  For purposes of determining my rights to COBRA continuation coverage, the date of termination shall be the date of the COBRA qualifying event; and

(g) to the extent permitted by the Company’s insurers, continuation of group life and disability coverages during the period beginning on the date of termination of employment and ending six months thereafter, at the Company’s expense.

2.
I hereby acknowledge and agree that all of the rights and options granted to me pursuant to the Nonqualified Stock Option Award Agreement, dated as of July 1, 2014, by and between Holdings and me, were unvested as of the date of termination of my employment with the Company and, accordingly, expired and were forfeited and terminated in all respects as of the date of termination of my employment and are no longer outstanding.

3.
Except as provided in paragraph 5 below and except for the provisions of my Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under:  Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical

Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

4.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3 above.

5.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.  I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

6.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company or any other Released Party, or in the event I should seek to recover against the Company or any other Released Party in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims.  I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 3 as of the execution of this General Release.

7.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.	I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. Notwithstanding anything herein to the contrary, each of the parties (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this transaction contemplated in the Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of this transaction, (ii) the identities of participants or potential participants in the Agreement, (iii) any financial information (except to the extent such information is related to the tax treatment or tax structure of this transaction), or (iv) any other term or detail not relevant to the tax treatment or the tax structure of this transaction.

9.
Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity. I certify that I am not aware of Holdings or the Company engaging in, or any of their respective directors or senior executive officers having caused Holdings or the Company to engage in, any transaction or practice that would violate any federal or state law, nor am I aware of any conduct that would render Holdings or the Company or any of their respective officers’ certifications in Holdings or the Company’s financial statements, securities or other disclosure reports to be materially inaccurate; to the extent that I am aware of any such violation or inaccuracy it was promptly reported to Company’s General Counsel and/or Chief Compliance Officer along with all relevant facts of which I am aware.

10.
I agree to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party.  I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments.  I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, (including lodging and meals), upon my submission of receipts.

11.
I agree not to disparage Holdings, the Company, or any of their affiliates or any of their respective past and present direct or indirect investors, officers, directors or employees and to keep all confidential and proprietary information about the past or present business affairs of Holdings, the Company, and their respective affiliates confidential unless a prior written release from the Company is obtained.  I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

12.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

13.
Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)	I HAVE READ IT CAREFULLY;

(b)
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e)
I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON FEBRUARY 27, 2015 TO CONSIDER IT AND THE CHANGES MADE SINCE THE FEBRUARY 27, 2015 VERSION OF THIS GENERAL RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f)	THE CHANGES TO THE AGREEMENT SINCE FEBRUARY 27, 2015 EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g)
I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE (THE “REVOCATION PERIOD”) TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED AND I HAVE NOT TIMELY SERVED A NOTICE OF REVOCATION TO THE COMPANY PRIOR TO THAT DATE;

(h)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

IN WITNESS WHEREOF, intending to be forever legally bound hereby, the undersigned has executed this General Release as of the date written below.

DATE: February 27, 2015	/s/ Robert J. Lackman
Robert J. Lackman

APPROVED AND ACCEPTED:

THE HILLMAN COMPANIES, INC.

By:	/s/ James P. Waters
James P. Waters
President and CEO
February 27, 2015